Exhibit 10.4

THE PNC FINANCIAL SERVICES GROUP, INC.

SUPPLEMENTAL INCENTIVE SAVINGS PLAN

Amended and Restated

(Effective as of July 1, 2004)

WHEREAS, The PNC Financial Services Group, Inc. (the “Corporation”) and certain of its affiliates previously adopted and presently maintain The PNC Financial Services Group, Inc. Supplemental Incentive Savings Plan (the “Plan”), originally effective as of January 1, 1989, and amended and restated the Plan in its entirety effective January 1, 1999;

WHEREAS, the Corporation desires to amend and restate the Plan in its entirety, effective as of July 1, 2004, in order to permit eligible participants in The PFPC Inc. Retirement Savings Plan to participate in the Plan and to make such other changes as deemed necessary or appropriate; and

WHEREAS, Section 10 of the Plan authorizes the Corporation to amend the Plan at any time.

NOW, THEREFORE, in consideration of the foregoing, the Plan is hereby amended and restated in its entirety to read as follows:

SECTION 1

DEFINITIONS

As used in this Plan, initially capitalized terms that are not otherwise defined herein will have the meaning given to them in The PNC Financial Services Group, Inc. Incentive Savings Plan or, as applicable, The PFPC Inc. Retirement Savings Plan as amended from time to time. The following words and phrases will have the meanings assigned to them herein, unless the context otherwise requires.

1.1	“Account” means that bookkeeping account established for each Participant who is entitled to a benefit under this Plan. An Account is established only for purposes of determining benefits hereunder and not to segregate assets or to identify assets that may or must be used to satisfy benefits. An Account will be credited with the amounts set forth in Section 3 of the Plan and will be credited or debited to reflect deemed investment results under Section 5 of the Plan.

1.2	“Affiliate” means any business entity whose relationship with the Corporation is described in subsections (b), (c) or (m) of Section 414 of the Code.

1.3	“Annual Cash Incentive Award” has the meaning assigned to such term in the Deferred Compensation Plan.

1.4	“Change in Control” has the meaning assigned to such term in The PNC Financial Services Group, Inc. Supplemental Executive Retirement Plan as amended from time to time.

1.5	“Committee” means the committee appointed to administer the ISP.

1.6	“Corporate Executive Group” means the group designated as such by the Corporation.

1.7	“Corporation” means The PNC Financial Services Group, Inc. and any successors thereto.

1.8	“Deferred Compensation Plan” means The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation Plan as amended from time to time.

1.9	“Deferral Election” means a Participant’s election under the ISP or, as applicable, the RSP to defer a percentage of his or her Compensation.

1.10	“Eligible Annual Cash Incentive Award” means: (A) in the case of a participant in the ISP, the amount of a Participant’s Annual Cash Incentive Award, up to the greater of (i) $25,000 or (ii) 50% of the Annual Cash Incentive Award, provided, however, that for a Participant who is not a member of the Corporate Executive Group, the Eligible Annual Cash Incentive Award may not exceed $125,000; and (B) in the case of a participant in the RSP, 100% of any Annual Cash Incentive Award.

1.11	“Employee” means any person employed by an Employer.

1.12	“Employer” means the Corporation and any Affiliate that has been designated by the Plan Manager as an Employer hereunder and listed in Schedule A hereto.

1.13	“Hardship” has the meaning assigned to such term in the Deferred Compensation Plan.

1.14	“ISP” means The PNC Financial Services Group, Inc. Incentive Savings Plan as amended from time to time.

1.15	“Matching Contributions” has the meaning assigned such term in the ISP or, as applicable, the RSP, except that Employers listed in Schedule B hereto do not participate in the Matching Contributions feature of this Plan.

1.16	“Participant” means an Employee who meets the eligibility criteria set forth in Section 2 hereof.

1.17	“Plan” means The PNC Financial Services Group, Inc. Supplemental Incentive Savings Plan, which is the Plan set forth in this document, as amended from time to time.

1.18	“Plan Manager” means any individual designated by the Committee to manage the operation of the Plan as herein provided or to whom the Committee has duly delegated any of its duties and obligations hereunder.

1.19	“RSP” means The PFPC Inc. Retirement Savings Plan as adopted by the Corporation effective July 1, 2004 and as it may be amended from time to time.

1.20	“Trust” means the grantor trust established by the Corporation to assist in funding its obligations under the Plan.

SECTION 2

ELIGIBILITY FOR PARTICIPATION

An Employee is eligible to participate if: (i) the Employee participated in the Plan on December 31, 1998; (ii) the Employee participates in both the ISP or, as applicable, the RSP, and the Deferred Compensation Plan; (iii) the Employee participates in the ISP or, as applicable, the RSP, the Employee is eligible to participate in the Deferred Compensation Plan, and the Employee’s Elective Contributions exceed the limit under Code Section 402(g); or (iv) the Employee’s Compensation exceeds the maximum amount that may be taken into account under Code Section 401(a)(17).

SECTION 3

BENEFITS

3.1	Employer Contributions, Matching Contributions and Elective Contributions

If Employer Contributions, Matching Contributions or Elective Contributions allocated to a Participant’s Account under the ISP or, as applicable, the RSP are reduced for any Plan Year to conform to Sections 401(a)(17), 415 or 402(g) of the Code, the Corporation will credit the Participant’s Account under this Plan with an amount equal to the difference between (A) the maximum amount of Employer Contributions, Matching Contributions and Elective Contributions to which the Participant would have been entitled pursuant to the Participant’s Deferral Election Form under the ISP or, as applicable, the RSP if Sections 401(a)(17), 415 and 402(g) of the Code were not applicable and (B) the amount of Employer Contributions, Matching Contributions and Elective Contributions credited to the Participant under the ISP or, as applicable, the RSP. The Corporation will make appropriate Matching Contributions not to exceed 6% in the case of a Participant who is also a participant in the ISP or, in the case of a Participant who is also a participant in the RSP, not to exceed the amount of Matching Contributions calculated under the terms of the RSP.

3.2	Deferrals under Deferred Compensation Plan

If a Participant receives an Annual Cash Incentive Award while participating in this Plan and elects to defer payment of the Annual Cash Incentive Award under the Deferred Compensation Plan, a portion of the Eligible Annual Cash Incentive Award will be transferred to this Plan. The portion that will be allocated to this Plan will equal the percentage of Compensation the Participant has elected to defer under the ISP or, as applicable, the RSP multiplied by an amount equal to the difference between (A) the Participant’s “Compensation” under the ISP or, as applicable, the RSP calculated as if Code Section 401(a)(17) were not applicable and the Participant had not made a deferral under the Deferred Compensation Plan and (B) the Participant’s Compensation actually calculated under the ISP or, as applicable, the RSP.

SECTION 4

DISTRIBUTION; VESTING

4.1	Time and Manner of Distribution

The amount to which the Participant or Beneficiary is entitled under this Plan will be paid at such time and in such manner as benefits are being paid to the Participant or Beneficiary under the ISP or, as applicable, the RSP; provided, however, that no amount will be paid hereunder prior to the Participant’s retirement, death or other separation from service or, if earlier, the Participant’s entitlement to payment of any amount under the ISP or RSP by reason of disability.

4.2	Hardship Distribution

At its sole discretion and at the request of a Participant before and after the Participant’s cessation of employment with the Employer, or at the request of any of the Participant’s Beneficiaries after the Participant’s death, the Committee may accelerate and pay all or part of any amount of a Participant’s Account under this Plan on account of Hardship. The amount of an accelerated distribution will be limited to the amount determined by the Committee to be necessary to satisfy the financial emergency.

4.3	Vesting

Amounts in a Participant’s Account will, in the case of a Participant who is also a participant in the ISP, be fully vested at all times. In the case of a Participant who is also a participant in the RSP, Matching Contributions will vest in accordance with the vesting provisions of the RSP.

SECTION 5

INVESTMENT FUNDS

Amounts credited to a Participant’s Account under this Plan will be deemed to be invested in the same investment fund or funds selected by the Participant under the ISP or, as applicable, the RSP (as in effect at the time that contribution would have been made on the Participant’s behalf under the ISP or RSP were it not for the limitations described in Section 3 of the Plan). In the event that a Participant elects to change the investment of amounts accumulated under the ISP or, as applicable, the RSP, such change will be applicable proportionally to amounts held in the Participant’s Account under this Plan. A Participant’s Account will be valued daily.

SECTION 6

CHANGES TO LIMITATIONS OF CONTRIBUTIONS AND BENEFITS

When Code sections are referenced in the Plan, it is intended that these references will be to such sections as they may be amended from time to time, in order that the determination of benefits payable under the Plan will take into account any amendments to limitations of contributions or benefits imposed by Section 402 or Section 415 of the Code. However, references in the Plan to Section 415(c) of the Code will also reference Section 415(d) of the Code with the amounts therein adjusted pursuant to Section 415(d) of the Code.

SECTION 7

TRUST FUND

No assets of the Corporation or any Employer will be segregated or earmarked in respect to any benefits, and all such benefits will constitute unsecured contractual obligations of the Employer. If the Corporation chooses to contribute to the Trust to offset its obligation under this Plan, all assets or property held by the Trust will at all times remain subject to the claims of the general creditors of the Corporation or any Employer.

SECTION 8

CLAIMS PROCEDURE

8.1	Initial Claim

Claims for benefits under the Plan will be filed with the Plan Manager. If any Participant or Beneficiary claims to be entitled to a benefit under the Plan and the Plan Manager determines that such claim should be denied in whole or in part, the Plan Manager will notify such person of the Plan Manager’s decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Plan Manager. If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his or her claim.

8.2	Review Procedure

Within 60 days after the date on which a Participant or Beneficiary receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred), such person (or his or her duly authorized representative) may (i) file a written request with the Committee for a review of his or her denied claim and of pertinent documents and (ii) submit written issues and comments to the Committee. The Committee will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Committee. If the decision on review is not made within such period, the claim will be considered denied.

8.3	Claims and Review Procedure Not Mandatory After a Change in Control

After the occurrence of a Change in Control, the claims procedure and review procedure provided for in this Section 8 will be provided for the use and benefit of Participants who may choose to use such procedures, but compliance with the provisions of this Section 8 will not be mandatory for any Participant claiming benefits after a Change in Control. It will not be necessary for any Participant to exhaust these procedures and remedies after a Change in Control prior to bringing any legal claim or action, or asserting any other demand, for payments or other benefits to which such Employee claims entitlement.

SECTION 9

ADMINISTRATION

The Committee will administer the Plan. The Committee will have the same rights, powers and duties as specified in the ISP.

This Plan is intended to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Section 201(2), 301(a)(3) and 401(a)(1) of ERISA and will be administered in a manner consistent with that intent.

SECTION 10

AMENDMENT AND TERMINATION

The Corporation retains the right to modify, amend or terminate the Plan; provided, however, that no modification, amendment or termination will, without the consent of the Participant, adversely affect the rights of that Participant to the benefits that have accrued under this Plan before such modification, amendment or termination. Notice of every such modification, amendment or termination will be given in writing to each Participant.

After a Change in Control, the Plan may not be amended in any manner that adversely affects the administration or payment of a Participant’s benefits hereunder (including but not limited to the timing and form of payment of benefits hereunder) without the consent of the Participant, nor may the provisions of this Section 10 or Section 11 be amended after a Change in Control with respect to a Participant without the written consent of the Participant; provided, however, that the failure of a Participant to consent to any such amendment will not impair the ability of the Corporation to amend the Plan with respect to any other Participant who has consented to such amendment.

SECTION 11

SUCCESSORS

In addition to any obligations imposed by law upon any successor(s) to the Corporation and the Employers, the Corporation and the Employers will be obligated to require any successor(s) (whether direct or indirect, by purchase, merger, consolidation, operation of law, or otherwise) to all or substantially all of the business and/or assets of the Corporation and the Employers to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Corporation and the Employers would be required to perform it if no such succession had taken place; in the event of such a succession, references to “Corporation” and “Employers” herein will thereafter be deemed to include such successor(s).

SECTION 12

GOVERNING LAW

The Plan will be governed according to the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provisions, to the extent not preempted by federal law.

SECTION 13

MISCELLANEOUS

13.1	No Contract of Employment

Participation in the Plan does not give any person any right to be retained in the service of the Corporation or any Affiliate. The right and power of the Corporation or any Affiliate to terminate any Employee is expressly reserved.

13.2	Compensation under Other Plans

Any amount deferred and/or payable under this Plan will not be considered Compensation for the purpose of computing benefits to which such Participant may be entitled under any qualified pension plan (as that term is defined in Section 3(3) of ERISA) or other arrangement of the Corporation or an Affiliate for the benefit of Employees, except as specified in such plan or arrangement.

13.3	Withholding

The Corporation or an Affiliate will have the right to deduct from payment of any amount under the Plan any taxes required by law to be withheld from a Participant or Beneficiary with respect to such payment.

13.4	Spendthrift Clause

The interests of Participant and their Beneficiaries under the Plan are not in any way subject to their debts or other obligations and may not be voluntarily or involuntarily sold, transferred, or assigned, except to the extent otherwise required by law.

13.5	Severability

Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law (including the Code), but if any provision of the Plan is held to be prohibited by or invalid under applicable law, then (i) such provision will be deemed to be amended to, and to have contained from the outset such language as shall be necessary to, accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (ii) any other provisions of this Plan will remain in full force and effect.

13.6	Construction

No rule of strict construction will be applied against the Corporation, Affiliate, Committee, Board or any other person regarding the interpretation of any terms of this Plan or any rule or procedure established by the Committee.

Where the context allows, words in the masculine gender will include the feminine and neuter genders, the plural will include the singular and the singular will include the plural.

The captions of sections and paragraphs of this Plan are for convenience only and will not control or affect the meaning or construction of any of its provisions.

13.7	Corporation and Affiliate Liability

Whenever, in the Committee’s opinion, any person entitled to receive any payment is under a legal disability, a minor, or incapacitated in any way, so as to be unable to manage his or her financial affairs, the Corporation or an Affiliate, at its discretion, may make such payment for the benefit of such person to his or her legal representative, or to a relative or friend of such person for his or her benefit, or it may apply the payment for the benefit of such person in any manner it deems advisable. When the Corporation or an Affiliate makes any payment pursuant to this subsection, it will be considered as a complete discharge of its liability for the making of such payments under the Plan.

13.8	Notices

All notices to the Corporation hereunder shall be delivered to the attention of the Committee. Any notice or filing required or permitted to be given to the Committee or the Corporation under this Plan will be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Committee, at the principal office of the Corporation. Such notice will be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

*     *     *     *

Executed and adopted by the Chief Human Resources Officer of The PNC Financial Services Group, Inc. this 5th day of August, 2004 pursuant to authority delegated by the Corporation’s Personnel and Compensation Committee.

/s/ WILLIAM E. ROSNER
William E. Rosner
Chief Human Resources Officer

SCHEDULE A

AFFILIATES

PNC Bank, National Association

PNC Investments, LLC

PNC Capital Markets, Inc.

The PNC Financial Services Group, Inc.

PNC Alliance, Inc.

PNC Equity Management Corp.

PNC Commercial Management, Inc.

PNC Leasing, LLC

PNC Bank, Delaware

BlackRock Institutional Management Corp.

ADVISORport, Inc.

PFPC, Inc.

PFPC Trust Co.

PFPC Distributors, Inc.

Midland Loan Services, Inc.

PNC Multifamily Finance, Inc.

BlackRock HPB Management, LLC

BlackRock Advisors, Inc.

BlackRock Capital Management, LLC

BlackRock Investments, Inc.

BlackRock Financial Mgmt (Partners)

BlackRock Financial Management, Inc.

BlackRock Funds

SCHEDULE B

EMPLOYERS NOT PARTICIPATING IN

MATCHING CONTRIBUTIONS FEATURE OF PLAN

BlackRock Institutional Management Corp.

BlackRock Financial Mgmt (Partners)

BlackRock Financial Management, Inc.

BlackRock HPB Management, LLC

BlackRock Advisors, Inc.

BlackRock Capital Management, LLC

BlackRock Investments, Inc.

BlackRock Funds